UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 4, 2008
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 3—Securities and Trading Markets
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
January 8, 2008 — Guernsey, Channel Islands — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX:CNR) announced that the Company has received a deficiency letter from the American Stock Exchange advising the Company that in view of its continued non compliance with Section 121(A)(1) and Section 121(B)(2)a of the continued listing standards of the AMEX Company Guide, which was previously disclosed by the Company, it has until January 18, 2008 to submit a plan to the Exchange of steps it has taken, or will take, in order to regain compliance with these requirements by no later than April 4, 2008.
The Company has submitted a plan to the Staff of the Exchange, which includes liaising with a specialist recruiting agency and taking independent steps to find candidates with the necessary qualifications to comply with the requirements of the listing standards that a majority of the Company’s Board of Directors and the members of the Company’s Audit Committee qualify as independent directors. The Company has maintained a dialogue with the Amex, and had notified the AMEX of its plan and had also taken steps to follow this plan of action prior to the receipt of the recent correspondence from the AMEX. If the plan is accepted by the Staff of the Exchange, the Company may be able to continue its listing during the plan period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan. Failure of the Staff of the Exchange to accept the plan, or, if the plan is accepted, the failure to regain compliance within the plan period could result in the commencement of proceedings to de-list the Company’s securities from the Exchange.

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Section 7—Regulation FD
Item 7.01.  Regulation FD Disclosure.
January 8, 2008 — Guernsey, Channel Islands — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX:CNR) announced that the Company has received a deficiency letter from the American Stock Exchange advising the Company that in view of its continued non compliance with Section 121(A)(1) and Section 121(B)(2)a of the continued listing standards of the AMEX Company Guide, which was previously disclosed by the Company, it has until January 18, 2008 to submit a plan to the Exchange of steps it has taken, or will take, in order to regain compliance with these requirements by no later than April 4, 2008.
The Company has submitted a plan to the Staff of the Exchange, which includes liaising with a specialist recruiting agency and taking independent steps to find candidates with the necessary qualifications to comply with the requirements of the listing standards that a majority of the Company’s Board of Directors and the members of the Company’s Audit Committee qualify as independent directors. The Company has maintained a dialogue with the Amex, and had notified the AMEX of its plan and had also taken steps to follow this plan of action prior to the receipt of the recent correspondence from the AMEX. If the plan is accepted by the Staff of the Exchange, the Company may be able to continue its listing during the plan period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan. Failure of the Staff of the Exchange to accept the plan, or, if the plan is accepted, the failure to regain compliance within the plan period could result in the commencement of proceedings to de-list the Company’s securities from the Exchange.
The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A copy of the Press Release is attached hereto as Exhibit 99.1,
Section 9—Financial Statements and Exhibits
Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release dated January 8, 2008 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: January 8, 2008	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary